SMITH BARNEY INVESTMENT TRUST
10f-3 REPORT
December 1, 1998 through May 31, 1999



			Trade						          Purchase
	% of
Issuer			Date	Selling Dealer			Amount
	Price		Issue

Harrah's Operating Inc.	12/04/98	Morgan Stanley			$400,000
	$100.000	3.07%
7.875% due 12/15/2005

HMH Properties		12/09/98	Donaldson, Lufkin & Jenrette	500,000
	99.664		5.20
8.450% due 12/10/2008

New York City G.O.	1/14/99	Bear Stearns			1,000,000
	102.024		0.89
5.125% due 8/1/2013

Hexcel Corp.		1/15/99	CS First Boston			235,000
	100.000		5.83
9.750% due 1/15/2009

Group Maintenance	1/19/99	Merrill Lynch			340,000
	100.000		15.38
9.750% due 1/15/2019

DR Horton		2/1/99	Donaldson, Lufkin & Jenrette	250,000
	99.460		3.90
8.000% due 2/1/2029

Onemain. Com		3/25/99	Alex Brown			110,000
	22.00		0.26
				Donaldson, Lufkin & Jenrette

Priceline.Com		3/29/99	Morgan Stanley			160,000
	16.00		0.35

Pepsi Bottling		3/30/99	Merrill Lynch			3,047,500
	23.00		5.65
				Morgan Stanley

Launch Media		4/23/99	Hambrecht & Quist		22,000
	22.00		0.03

Applied Theory		4/30/99	Bear Stearns			80,000
	16.00		0.11

Lyondell Chemical	5/12/99	J.P. Morgan			1,235,000	19.00
	0.19

Scient			5/13/99	Morgan Stanley			100,000
	20.00		0.33

New York City Water	5/19/99	Merrill Lynch			2,500,000
	104.61		9.59
5.25% due 6/15/2010

New York City MTA	5/20/99	Bear Stearns			2,500,000
	104.62		16.71
5.25% due 4/1/2010

Barnes and Noble.Com	5/25/99	Goldman Sachs			180,000
	18.00		0.08

DLJ Direct		2/25/99	Donaldson, Lufkin & Jenrette	97,500
	20.00		0.16